Exhibit 99.2

Trian Acquisition I Corp. Announces the Separate Trading of its Common Stock and Warrants Commencing February 5, 2008

New York, February 4, 2008 – Trian Acquisition I Corp. (AMEX: TUX.U) (“Trian Acquisition” or the “Company”) today announced that commencing February 5, 2008 holders of the securities comprising each unit sold in the Company’s initial public offering (IPO) completed on January 29, 2008 may elect to separately trade the common stock and warrants included in the units.

Those units not separated will continue to trade on the American Stock Exchange under the symbol “TUX.U,” and each of the common stock and warrants will trade on the American Stock Exchange under the symbols “TUX” and “TUX.WS,” respectively.

As previously announced, the IPO generated gross proceeds of $920,000,000 to the Company.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release may contain certain forward-looking statements including statements with regard to the future performance of the Company.  Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s Prospectus and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trian Acquisition I Corp.

Trian Acquisition I Corp. is a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets.  The Company’s efforts in identifying prospective target businesses are not limited to a particular industry or group of industries.

CONTACT:
Anne A. Tarbell
(212) 451-3030
atarbell@trianpartners.com

(back to Form 8-K)